                                                            EXHIBIT 11.1
                                                            (Page 1 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                               Sept. 27,      Sept. 28,
                                                  1997           1996
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,802,856    16,674,636

Less average common and special common shares
 held in the Treasury                           (7,233,568)   (6,700,804)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,569,288     9,973,832

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           271,662       188,061
                                                 ---------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                          9,840,950    10,161,893
                                                 =========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,569,288     9,973,832

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   271,662       195,067
                                                 ---------    ----------
                                                 9,840,950    10,168,899
                                                 =========    ==========

                                                            EXHIBIT 11.1
                                                            (Page 2 of 2)
                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Nine Months Ended
                                              --------------------------
                                               Sept. 27,      Sept. 28,
                                                  1997           1996
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,791,580    17,362,207

Less average common and special common shares
 held in the Treasury                           (7,159,983)   (6,700,804)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period     9,631,597    10,661,403

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the average
 price during the period                           246,254       183,172
                                                 ---------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                          9,877,851    10,844,575
                                                 =========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period     9,631,597    10,661,403

Dilutive effect of stock options considered
 common stock equivalents computed under the
 treasury stock method using the greater of
 the price at the end of the period or the
 average price during the period                   280,093       198,046
                                                 ---------    ----------

                                                 9,911,690    10,859,449
                                                 =========    ==========